Exhibit (21)


                                                       State or Other
                                                       Jurisdiction
Subsidiaries of Owens-Corning Fiberglas                Under the Laws
Corporation (12/31/93)                                 Which Organized
_______________________________________                _______________


Barbcorp, Inc.                                         Delaware
Dansk-Svensk Glasfiber A/S                             Denmark
Deutsche Owens-Corning Glasswool GmbH                  Germany
Eric Company                                           Delaware
European Owens-Corning Fiberglas                       Belgium
Fiberglas Canada Inc.                                  Canada
Fiberglas Comercial Exportadora
  e Importadora Ltda.                                  Brazil
IPM Inc.                                               Delaware
Matcorp, Inc.                                          Delaware
N. V. Owens-Corning S.A.                               Belgium
OCFIBRAS Limitada                                      Brazil
O/C/FIRST CORPORATION                                  Ohio
OCFOGO, Inc.                                           Delaware
OCFSC, Inc.                                            U.S. Virgin Islands
O.C. Funding B.V.                                      The Netherlands
O/C/SECOND CORPORATION                                 Delaware
Owens-Corning Cayman Limited                           Cayman Islands
Owens-Corning Fiberglas Deutschland GmbH               Germany
Owens-Corning Fiberglas Espana, S.A.                   Spain
Owens-Corning Fiberglas France, S.A.                   France
Owens-Corning Fiberglas (G.B.) Ltd.                    United Kingdom
Owens-Corning Fiberglas (Italy) S.r.l.                 Italy
Owens-Corning Fiberglas Limitada                       Brazil
Owens-Corning Fiberglas Norway A/S                     Norway
Owens-Corning Fiberglas S.A.                           Uruguay
Owens-Corning Fiberglas Sweden AB                      Sweden
Owens-Corning Fiberglas Technology Inc.                Illinois
Owens-Corning Fiberglas (U.K.) Ltd.                    United Kingdom
Owens-Corning Holdings Limited                         Cayman Islands
Owens-Corning Isolation France S.A.                    France
Owens-Corning (Overseas) Management Limited            Cyprus
Owens-Corning Real Estate Corporation                  Ohio
Owens-Corning Veil Netherlands B.V.                    The Netherlands
Owens-Corning Veil U.K., Ltd.                          United Kingdom
Owens-Corning Veroc Technology A/S                     Norway
Owens-Corning Vertriebs GmbH                           Germany
Palmetto Products, Inc.                                Delaware
Scanglas Ltd.                                          United Kingdom
Willcorp, Inc.                                         Delaware
Wrexham A.R. Glass Ltd.                                United Kingdom